UNDER ARMOUR REPORTS FOURTH QUARTER RESULTS AND FULL YEAR 2019 RESULTS; PROVIDES INITIAL 2020 OUTLOOK

BALTIMORE, February 11, 2020 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for the fourth quarter and fiscal year ended December 31, 2019.

“Under Armour is an operationally better company following our transformation over the past few years, with a clearly defined and focused strategy, enhanced go-to-market process, cleaner inventories and a stronger balance sheet,” said Under Armour President and CEO Patrik Frisk. “However, ongoing demand challenges and the need to drive greater efficiencies in our business requires us to further prioritize our investments to put our company in the best position possible to achieve sustainable, profitable growth over the long-term.”

Fourth Quarter 2019 Review

•Revenue was up 4 percent to $1.4 billion (up 4 percent currency neutral).
–Apparel revenue was relatively flat at $970 million; footwear revenue increased 10 percent to $259 million; and accessories revenue increased 2 percent to $110 million.
•Gross margin increased 230 basis points to 47.3 percent compared to the prior year driven primarily by driven primarily by pricing including lower discounts to our wholesale partners, channel mix and supply chain initiatives.
•Selling, general & administrative expenses increased 3 percent to $607 million, or 42.1 percent of revenue.
•Operating income was $74 million.
•Net loss was $15 million or $0.03 diluted loss per share, inclusive of:
–A $23 million tax expense, which had a $0.05 negative earnings per share impact related to the recording of valuation allowances against certain of the company’s U.S. state deferred tax assets.
–A $39 million impairment charge, which had an $0.08 negative earnings per share impact related to the company’s equity interest investment in its Japan licensee.
•Cash and cash equivalents increased 41 percent to $788 million.
•Inventory decreased 12 percent to $892 million.
•Total long-term debt decreased 19 percent to $593 million.

Full Year 2019 Review

•Revenue was up 1 percent to $5.3 billion (up 3 percent currency neutral).
•Gross margin was 46.9 percent, a 180 basis point improvement from 45.1 percent in the prior year driven predominantly by supply chain initiatives, channel mix and prior period restructuring charges.
•Selling, general & administrative expenses increased 2 percent to $2.2 billion, or 42.4 percent of revenue.
•Operating income was $237 million.
•Net income was $92 million or $0.20 diluted earnings per share, inclusive of:
–A $0.05 negative earnings per share impact related to the recording of valuation allowances against certain of the company’s U.S. state deferred tax assets.
–A $0.09 negative earnings per share impact related to the impairment ocompany’s equity interest investment in its Japan licensee.

Initial 2020 Outlook

The company’s initial 2020 outlook currently includes an estimated negative impact of the coronavirus outbreak in China of approximately $50 million to $60 million in sales related to the first quarter of 2020. This outlook does not contemplate additional financial or operational impacts past the first quarter of 2020. Given the significant level of uncertainty with this dynamic and evolving situation, full year results could be further materially impacted. The following outlook also does not include any possible benefits or costs from a potential restructuring initiative. Key points related to Under Armour's full year 2020 outlook include:

•Revenue is expected to be down at a low single-digit percent compared to 2019 results. This reflects a mid to high-single-digit percentage decline in North America as work continues to rebalance the business against market demand dynamics and pro-active strategies to better protect the company’s premium brand positioning. The international business is expected to grow at a low double-digit percentage rate.
•Gross margin is expected to be up approximately 30 to 50 basis points versus the prior year due to ongoing supply chain initiatives and regional mix benefits.
•Operating income is expected to reach $105 million to $125 million.
•Interest and other expense net is planned at approximately $30 million.
•Diluted Earnings per share is expected to be in the range of $0.10 to $0.13, inclusive of an estimated $0.01 to $0.02 negative impact from the company’s equity interest in its Japan licensee.
•Capital expenditures are planned at approximately $160 million compared with $144 million in 2019.

2020 Restructuring Initiative

The company also announced it is currently assessing a potential 2020 restructuring initiative to rebalance its cost base to further improve profitability and cash flow generation. In connection with this potential plan, the company is considering $325 million to $425 million in estimated pre-tax charges for 2020, including approximately $225 million to $250 million related to the possibility of foregoing opening a flagship store in New York City while pursuing sublet options for the long-term lease.

Based on initial assessments and timing of a potential restructuring initiative, the company could realize approximately $30 million to $50 million in pre-tax benefits in 2020. The company expects to complete its assessment during the first quarter of 2020, and subject to board review and approval, would announce any potential restructuring charges upon adoption of any plan.

Conference Call and Webcast

Under Armour will hold its fourth quarter 2019 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay approximately three hours after the live event.

GAAP and Non-GAAP Financial Information

The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” amounts. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency exchange rates. Management believes this supplemental information is useful to investors to facilitate a comparison of the company's results of operations period-over-period. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Powered by one of the world’s largest digitally connected fitness and wellness communities, Under Armour’s innovative products and experiences are designed to help advance human performance, making all athletes better. For further information, please visit https://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our 2020 outlook and our future financial condition or results of operations, our prospects and strategies for future growth, potential restructuring efforts, including the scope of these restructuring efforts and the amount of potential charges and costs, the timing of these measures and projected savings, the impact of coronavirus on our business during the first quarter of 2020 and thereafter, the development and introduction of new products, the implementation of our marketing and branding strategies, the impact of our investment in our licensee on our results of operations, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to successfully execute any potential restructuring plans and realize their expected benefits; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; the impact of public health crises or other significant or catastrophic events; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; the impact of the performance of our equity method investment on our results of operations; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Diane Pelkey
SVP, Investor Relations & Corporate Development	SVP, Global Communications
(410) 246-6810	(410) 246-5927

Under Armour, Inc.
For the Three Months and Year Ended December 31, 2019 and 2018
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,				Year Ended December 31,
	2019	% of Net Revenues	2018	% of Net Revenues	2019	% of Net Revenues	2018	% of Net Revenues
Net revenues	$1,441,225	100.0%	$1,389,980	100.0%	$5,267,132	100.0%	$5,193,185	100.0%
Cost of goods sold	759,698	52.7%	764,753	55.0%	2,796,599	53.1%	2,852,714	54.9%
Gross profit	681,527	47.3%	625,227	45.0%	2,470,533	46.9%	2,340,471	45.1%
Selling, general and administrative expenses	607,454	42.1%	587,446	42.3%	2,233,763	42.4%	2,182,339	42.0%
Restructuring and impairment charges	—	—%	48,228	3.5%	—	—%	183,149	3.5%
Income (loss) from operations	74,073	5.1%	(10,447)	(0.8)%	236,770	4.5%	(25,017)	(0.5)%
Interest expense, net	(5,359)	(0.4)%	(7,302)	(0.5)%	(21,240)	(0.4)%	(33,568)	(0.6)%
Other expense, net	(3,464)	(0.2)%	272	—%	(5,688)	(0.1)%	(9,203)	(0.2)%
Income (loss) before income taxes	65,250	4.5%	(17,477)	(1.3)%	209,842	4.0%	(67,788)	(1.3)%
Income tax expense (benefit)	38,289	2.7%	(21,242)	(1.5)%	70,024	1.3%	(20,552)	(0.4)%
Income (loss) from equity method investment	(42,265)	(2.9)%	453	—%	(47,679)	(0.9)%	934	—%
Net income (loss)	$(15,304)	(1.1)%	$4,218	0.3%	$92,139	1.7%	$(46,302)	(0.9)%

Basic net income (loss) per share of Class A, B and C common stock	$(0.03)		$0.01		$0.20		$(0.10)
Diluted net income (loss) per share of Class A, B and C common stock	$(0.03)		$0.01		$0.20		$(0.10)
Weighted average common shares outstanding Class A, B and C common stock
Basic	451,629		448,438		450,964		445,815
Diluted	451,629		452,497		454,274		445,815

Under Armour, Inc.
For the Three Months and Year Ended December 31, 2019 and 2018
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Apparel	$970,296	$968,397	0.2%	$3,470,285	$3,464,120	0.2%
Footwear	259,328	235,174	10.3%	1,086,551	1,063,175	2.2%
Accessories	109,948	108,246	1.6%	416,354	422,496	(1.5)%
Total net sales	1,339,572	1,311,817	2.1%	4,973,190	4,949,791	0.5%
Licensing revenues	62,208	45,909	35.5%	138,775	124,785	11.2%
Connected Fitness	34,993	30,259	15.6%	136,378	120,357	13.3%
Corporate Other	4,452	1,995	123.2%	$18,789	$(1,748)	1,174.9%
Total net revenues	$1,441,225	$1,389,980	3.7%	$5,267,132	$5,193,185	1.4%
NET REVENUES BY SEGMENT

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
North America	$982,964	$964,830	1.9%	$3,658,353	$3,735,293	(2.1)%
EMEA	180,732	176,887	2.2%	621,137	591,057	5.1%
Asia-Pacific	183,047	166,784	9.8%	636,343	557,431	14.2%
Latin America	55,037	49,225	11.8%	196,132	190,795	2.8%
Connected Fitness	34,993	30,259	15.6%	136,378	120,357	13.3%
Corporate Other	4,452	1,995	123.2%	18,789	$(1,748)	1,174.9%
Total net revenues	$1,441,225	$1,389,980	3.7%	$5,267,132	$5,193,185	1.4%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended December 31,				Year Ended December 31,
	2019	% of Net Revenues (1)	2018	% of Net Revenues (1)	2019	% of Net Revenues (1)	2018	% of Net Revenues (1)
North America	$196,742	20.0%	$183,775	19.0%	$733,442	20.0%	$718,195	19.2%
EMEA	9,039	5.0%	12,453	7.0%	53,739	8.7%	30,388	5.1%
Asia-Pacific	23,525	12.9%	21,435	12.9%	97,641	15.3%	103,527	18.6%
Latin America	857	1.6%	(6,540)	(13.3)%	(3,160)	(1.6)%	(16,879)	(8.8)%
Connected Fitness	9,037	25.8%	(1,306)	(4.3)%	17,140	12.6%	5,948	4.9%
Corporate Other	(165,127)	NM	(220,264)	NM	(662,032)	NM	(866,196)	NM
Income (loss) from operations	$74,073	5.1%	$(10,447)	(0.8)%	$236,770	4.5%	$(25,017)	(0.5)%
(1) The operating income (loss) percentage is calculated based on total segment net revenues. Additionally, the operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).

Under Armour, Inc.
As of December 31, 2019 and December 31, 2018
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$788,072	$557,403
Accounts receivable, net	708,714	652,546
Inventories	892,258	1,019,496
Prepaid expenses and other current assets	313,165	364,183
Total current assets	2,702,209	2,593,628
Property and equipment, net	792,148	826,868
Operating lease right-of-use assets	591,931	—
Goodwill	550,178	546,494
Intangible assets, net	36,345	41,793
Deferred income taxes	82,379	112,420
Other long term assets	88,341	123,819
Total assets	$4,843,531	$4,245,022
Liabilities and Stockholders’ Equity
Accounts payable	$618,194	$560,884
Accrued expenses	374,694	340,415
Customer refund liabilities	219,424	301,421
Operating lease liabilities	125,900	—
Current maturities of long term debt	—	25,000
Other current liabilities	83,797	88,257
Total current liabilities	1,422,009	1,315,977
Long term debt, net of current maturities	592,687	703,834
Operating lease liabilities, non-current	580,635	—
Other long term liabilities	98,113	208,340
Total liabilities	2,693,444	2,228,151
Total stockholders’ equity	2,150,087	2,016,871
Total liabilities and stockholders’ equity	$4,843,531	$4,245,022

Under Armour, Inc.
For the Year Ended December 31, 2019 and 2018
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net income (loss)	$92,139	$(46,302)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	186,425	181,768
Unrealized foreign currency exchange rate gain (loss)	(2,073)	14,023
Loss on disposal of property and equipment	4,640	4,256
Impairment charges	39,000	9,893
Amortization of bond premium	254	254
Stock-based compensation	49,618	41,783
Deferred income taxes	38,132	(38,544)
Changes in reserves and allowances	(26,096)	(234,998)
Changes in operating assets and liabilities:
Accounts receivable	(45,450)	186,834
Inventories	149,519	109,919
Prepaid expenses and other assets	24,334	(107,855)
Other non-current assets	19,966	—
Accounts payable	59,458	26,413
Accrued expenses and other liabilities	(18,987)	134,594
Customer refund liabilities	(80,710)	305,141
Income taxes payable and receivable	18,862	41,051
Net cash provided by operating activities	509,031	628,230
Cash flows from investing activities
Purchases of property and equipment	(145,802)	(170,385)
Sale of property and equipment	—	11,285
Purchase of equity method investment	—	(39,207)
Purchases of other assets	(1,311)	(4,597)
Net cash used in investing activities	(147,113)	(202,904)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	25,000	505,000
Payments on long term debt and revolving credit facility	(162,817)	(695,000)
Employee taxes paid for shares withheld for income taxes	(4,235)	(2,743)
Proceeds from exercise of stock options and other stock issuances	7,472	2,580
Payments of debt financing costs	(2,553)	(11)
Other financing fees	63	306
Net cash used in financing activities	(137,070)	(189,868)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5,100	12,467
Net increase in cash, cash equivalents and restricted cash	229,948	247,925
Cash, cash equivalents and restricted cash
Beginning of period	566,060	318,135
End of period	$796,008	$566,060

Under Armour, Inc.
For the Three Months and Year Ended December 31, 2019
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended December 31, 2019	Year Ended December 31, 2019
Total Net Revenue
Net revenue growth - GAAP	3.7%	1.4%
Foreign exchange impact	0.4%	1.1%
Currency neutral net revenue growth - Non-GAAP	4.1%	2.5%

North America
Net revenue growth (decline) - GAAP	1.9%	(2.1)%
Foreign exchange impact	—%	0.2%
Currency neutral net revenue growth (decline) - Non-GAAP	1.9%	(1.9)%

EMEA
Net revenue growth - GAAP	2.2%	5.1%
Foreign exchange impact	1.3%	3.6%
Currency neutral net revenue growth - Non-GAAP	3.5%	8.7%

Asia-Pacific
Net revenue growth - GAAP	9.8%	14.2%
Foreign exchange impact	1.3%	3.6%
Currency neutral net revenue growth - Non-GAAP	11.1%	17.8%

Latin America
Net revenue growth - GAAP	11.8%	2.8%
Foreign exchange impact	2.0%	3.0%
Currency neutral net revenue growth - Non-GAAP	13.8%	5.8%

Total International
Net revenue growth - GAAP	6.6%	8.5%
Foreign exchange impact	1.4%	3.6%
Currency neutral net revenue growth - Non-GAAP	8.0%	12.1%

Under Armour, Inc.
As of December 31, 2019 and 2018
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	December 31,
	2019	2018
Factory House	169	163
Brand House	19	16
North America total doors	188	179

Factory House	104	73
Brand House	96	67
International total doors	200	140

Factory House	273	236
Brand House	115	83
Total doors	388	319